Exhibit 99.1

Contact: Brad Cohen Public Relations Quantum Corp. (408) 944-4044 brad.cohen@quantum.com	For Release: June 4, 2009 5:20 a.m. PDT

Marilyn Keys Investor Relations Quantum Corp. (408) 944-4450 ir@quantum.com

QUANTUM CORPORATION ANNOUNCES RESULTS OF TENDER OFFER FOR ITS 4.375% CONVERTIBLE SUBORDINATED NOTES DUE 2010

SAN JOSE, Calif., June 4, 2009 – Quantum Corp. (NYSE:QTM), the leading global specialist in backup, recovery and archive, announced today the expiration and final results of the previously announced tender offer for its 4.375% Convertible Subordinated Notes due 2010 (CUSIP Nos. 747906 AD 7 and 747906 AE 5) (the “Notes”). The tender offer expired at 5:00 p.m., New York City time, on June 3, 2009 (the “Expiration Date”).

As of the Expiration Date, $87,181,000 in aggregate principal amount of the Notes, representing approximately 54.5% of the aggregate principal amount of the outstanding Notes, had been validly tendered in the tender offer. All Notes validly tendered and not validly withdrawn in the tender offer have been accepted for payment by Quantum.

Requests for the Offer to Purchase and other documents relating to the tender offer may be directed to Global Bondholder Services Corporation, the information agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 488-1500 (for all others toll-free).

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Quantum Corporation Announces Results of Tender Offer for its 4.375% Convertible Subordinated Notes due 2010

June 4, 2009, 5:20 a.m. PDT – Page 2

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The tender offer was made pursuant to the tender offer documents, including the Offer to Purchase and the related letter of transmittal that Quantum distributed to noteholders. The tender offer was not made to noteholders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Quantum

Quantum Corp. (NYSE:QTM) is the leading global storage company specializing in backup, recovery and archive. Combining focused expertise, customer-driven innovation, and platform independence, Quantum provides a comprehensive, integrated range of disk, tape, and software solutions supported by a world-class sales and service organization. This includes the DXi-Series, the first disk backup solutions to extend the power of data deduplication and replication across the distributed enterprise. As a long-standing and trusted partner, the company works closely with a broad network of resellers, OEMs and other suppliers to meet customers’ evolving data protection needs. Quantum Corp., 1650 Technology Drive, Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are based on information available to Quantum on the date hereof, and Quantum assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. These risks include the risk that closing conditions for the EMC loan or the repurchase of Quantum’s convertible debt are not satisfied as well as the risks set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 9, 2009 and in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 13, 2008. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.